Company No.: 2005206

THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

(NO. 16 OF 2004)

Memorandum

and

Articles of Association

of

EZGO IoT Tech & Services Co., Ltd.

易电行物联网技术及服务有限公司

Incorporated on the 24th day of January, 2019

THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(THE "ACT")

MEMORANDUM OF ASSOCIATION

OF

EZGO IoT Tech & Services Co., Ltd.

易电行物联网技术及服务有限公司

(the "Company")

1. **Company Name**

1.1 The name of the Company is EZGO IoT Tech & Services Co., Ltd. The company has a foreign character name in addition: 易电行物联网技术及服务有限公司, this is a combination of translation and transliteration in the Chinese language of the name of the Company in English.

1.2 In the event of any inconsistency, the name of the Company in English shall prevail.

2. **Company Limited by Shares and Liability of Members**

2.1 The Company is a company limited by shares.

2.2 The liability of each member is limited to:

(a) the amount from time to time unpaid on that member's shares;

(b) any liability expressly provided for in the Memorandum of Association of the Company (the "Memorandum") or the Articles of Association of the Company (the "Articles"); and

(c) any liability to repay a distribution pursuant to section 58(1) of the Act.

3. **Registered Office**

The first registered office of the Company will be situated at offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands. The registered office of the Company may be changed and situated at such other place as directors or members from time to time decide, provided that the Company's registered office shall at all times be the office of the registered agent.

4. **Registered Agent**

The first registered agent of the Company will be Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands or such other registered agent as the directors or members may decide from time to time.

5. **General Objects and Powers**

5.1 Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.

10. Amendments to the Memorandum and Articles

10.1 Subject to the provisions of the Act, the directors or members may from time to time amend the Memorandum or Articles by resolution of directors or resolution of members.

10.2 The directors shall not have the power to amend the Memorandum or Articles:

(a) To restrict the rights or powers of the members to amend the Memorandum or Articles;

(b) To change the percentage of members required to pass a resolution to amend the Memorandum or Articles; or

(c) In circumstances where the Memorandum or Articles may only be amended by the members.

We, Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar of Corporate Affairs for the incorporation of the Company this 24th day of January, 2019.

Incorporator

Alyson Parker / Ann Penn
Authorised Signatories
Sertus Incorporations (BVI) Limited

3. Issue of Shares

3.1 Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors, who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value (if any) of the shares being disposed of, and upon such terms and conditions as the directors may determine. Such consideration may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

3.2 Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

3.3 The Company may issue bonus shares, partly paid shares and nil paid shares.

3.4 The directors may redeem any share issued by the Company at a premium.

3.5 Except as required by the Act, and notwithstanding that a share certificate may refer to a member holding shares "as trustee" or similar expression, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

4. Variation of Rights Attaching to Shares

4.1 If at any time the Company is authorised to issue shares of more than one class the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.

4.2 The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by the Company.

5. Forfeiture of Shares

5.1 The Company may, at any time after the due date for payment, serve on a member who has not paid in full for shares registered in the name of that member, a written notice of call ("Notice of Call") specifying a date for payment to be made. The Notice of Call shall name a further day not earlier than the expiration of 14 days from the date of service of the Notice of Call on or before which the payment required by the Notice of Call is to be made, and shall state that in the event of non-payment at or before the time named in the Notice of Call the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.2 Where a written Notice of Call has been issued under the foregoing Article and the requirements of the Notice of Call have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the Notice of Call relates. The Company is under no obligation to refund any moneys to the member whose shares have been cancelled pursuant to this Article and that member shall be discharged from any further obligation to the Company.

5.3 A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the directors in their absolute discretion think fit.

7. **Transmission of Shares**

7.1 Subject to sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a) a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator, (as the case may be, of a deceased member's estate;

(b) the appointment of a guardian of an incompetent member;

(c) the appointment as trustee of a bankrupt member; or

(d) upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares,

to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and/or appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the Company's register of members, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director and/or entered in the Company's register of members as the legal and/or beneficial owner of the shares.

7.2 Without limiting the foregoing, the production to the Company of any document which is reasonable evidence of:

(a) a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor of a deceased member;

(b) the appointment of a guardian of an incompetent member;

(c) the trustee of a bankrupt member; or

(d) the applicant's legal and/or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is resident and/or domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian, trustee in bankruptcy or the applicant.

7.3 Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

7.4 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

7.5 What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

10.6 The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11. Members' Proxies

The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy, but must be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity (other than one or more individuals holding as joint owner) in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same.

12. Votes of Members

12.1 At any meeting of members a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman; or one or more Members present in person or by proxy entitled to vote and who together hold not less than 10 percent of the total voting share issued and having the right to vote on such resolution. Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12.2 If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, at the discretion of the Chairman.

12.3 On a poll, every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder which confers the right to a vote on the resolution.

12.4 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

12.5 Any one or more Members may participate in a general meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting. Subject to the Memorandum or these Articles, an action that may be taken by members at a meeting of members may also be taken by written resolution.

12.6 If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

12.7 Where shares are registered in the names of joint owners:

(a) each registered owner may be present in person or by proxy at a meeting of members and may speak as a member;

(b) if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

(c) if two or more are present in person or by proxy, they must vote as one. If more than one joint owner votes in person or by proxy at any meeting of members or by written resolution, the vote of the joint owner whose name appears first among such voting joint holders in the Company's register of members shall alone be counted.

13. Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a member or a director may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member or director of the Company.

16.2 The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, as agreed between such alternate and the director appointing him. A director, by writing under his hand deposited at the registered office, may at any time vary or revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

17. Reserve Director

Where the Company has only one member with voting rights who is an individual and that member is also the sole director (the "sole member/director"), that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director under section 111(1) of the Act as a reserve director of the Company to act in the place of the sole director in the event of his death. A person shall not be nominated as a reserve director unless he has consented in writing to be nominated as a reserve director. The nomination of a person as a reserve director of the Company ceases to have effect if:

(a) before the death of the sole member/director who nominated him:

(i) he resigns as reserve director; or

(ii) the sole member/director revokes the nomination in writing; or

(b) the sole member/director who nominated him ceases to be the sole member/director for any reason other than his death.

18. Duties of Directors and Conflicts of Interests

18.1 A director, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the Company. A director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act or the Memorandum or Articles.

18.2 A director, when exercising his powers or performing his duties as a director, is entitled to rely upon the register of members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given by:

(a) an employee of the Company whom the director believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(b) a professional adviser or expert in relation to matters which the director believes on reasonable grounds to be within the person's professional or expert competence; and

(c) any other director, or committee of directors upon which the director did not serve, in relation to matters within the director's or committee's designated authority,

provided that the director: (i) acts in good faith; (ii) makes proper inquiry where the need for the inquiry is indicated by the circumstances; and (iii) has no knowledge that his reliance on the register of members or the books, records, financial statements and other information or expert advice is not warranted.

18.3 A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall approve.

18.4 A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

19.5 The directors may appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company has such powers and authority of the directors, including the power and authority to affix the common seal of the Company, as are set forth in the resolution of directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a) to amend the Memorandum or Articles;

(b) to change the registered office or registered agent;

(c) to designate committees of directors;

(d) to delegate powers to a committee of directors;

(e) to appoint or remove directors;

(f) to appoint or remove an agent;

(g) to fix emoluments of directors;

(h) to approve a plan of merger, consolidation or arrangement;

(i) to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or to approve a liquidation plan;

(j) to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test as stipulated in section 56 of the Act; or

(k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

19.6 Where the directors appoint any person to be an agent of the Company, they may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

19.7 The directors may at any time remove an agent and may revoke or vary a power conferred on him.

20. Officers

20.1 The directors may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter.

20.2 Any person may hold more than one office and no officer need be a director or member. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

20.3 Any officer who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

21. Proceedings of Directors

21.1 The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. The meetings of the board and any committee thereof shall be held at such place or places (within or outside the British Virgin Islands) as the directors shall decide.

21.2 A director may at any time summon a meeting of the directors. A director shall be given not less than three (3) days' notice of a meeting of the directors, save that a meeting of directors held on less notice is valid if a majority of the directors entitled to vote at the meeting have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

23.2 The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

23.3 Notwithstanding the foregoing Article, an instrument is validly executed by the Company as a deed, or an instrument under seal, if it is either:

(a) sealed with the common seal of the Company and witnessed by a director and/or such other person who is authorised by the Memorandum or Articles to witness the application of the common seal of the Company; or

(b) expressed to be, or is expressed to be executed as, or otherwise makes clear on its face that it is intended to be, a deed and it is signed by a director and/or by a person acting under the express or implied authority of the Company.

24. Company Records

24.1 The Company shall keep records that:

(a) are sufficient to show and explain the Company's transactions; and

(b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

24.2 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a) minutes of all meetings and all resolutions of members and of classes of members; and

(b) minutes of all meetings and all resolutions of directors and committees of directors.

24.3 Where any such records are kept at a place other than at the office of the Company's registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept. Where the place at which any such records is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

24.4 The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors, the date on which each person whose name is entered in the register was appointed as a director, the date on which each person named as a director ceased to be a director, and such other information as may be prescribed from time to time by law.

24.5 The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

24.6 The Company shall keep the following at the office of its registered agent:

(a) the Memorandum and Articles;

(b) the register of members maintained in accordance with these Articles or a copy of the register of members;

(c) the register of directors maintained in accordance with these Articles or a copy of the register of directors;

(d) copies of all notices and other documents filed by the Company in the previous 10 years;

(e) a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act; and

(f) an imprint of the common seal.

27. Notices

27.1 Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, fax or e-mail to him or to his address as shown in the register of members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

27.2 Any notice, if served by (a) post, shall be deemed to have been served five (5) days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five (5) days after the time when the letter containing the same is delivered to the courier or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) electronic mail, shall be deemed to have been served upon confirmation of receipt.

27.3 All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Company's register of members, and notice so given shall be sufficient notice to all the holders of such shares.

27.4 Any notice, if served by post, shall be deemed to have been served within 10 days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

28. Continuation

The Company may, by a resolution of directors or by a resolution of members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

29. Winding Up

29.1 The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due and the value of its assets equals or exceeds it liability, provided a majority of directors and members of the Company have voted in favour of the Company being wound up. A liquidator may, subject to the terms of the Act be appointed by a resolution of directors or by a resolution of members.

29.2 If the Company shall be wound up, the liquidator may divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

We, Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar of Corporate Affairs for the incorporation of the Company this 24th day of January, 2019.

Incorporator

Alyson Parker / Ann Penn
Authorised Signatories
Sertus Incorporations (BVI) Limited

24.7 若公司把股東名冊或董事名冊之副本存放在其註冊代理人辦事處，便必須：

(a) 在名冊有任何更改時，於十五天內以書面方式通知註冊代理人有關更改；

(b) 向註冊代理人提供股東名冊正本或董事名冊正本之實際存放地址的書面紀錄；及

(c) 若股東名冊正本或董事名冊正本之存放地點有任何更改，本公司必須在十四天內向註冊代理人提供新存放地之實際地址。

24.8 根據細則規定，紀錄、文件和名冊/登記冊可隨時供董事查閱。

24.9 董事要不時決定公司紀錄、文件和名冊/登記冊或當中任何部份是否可供非身為董事之公司股東查閱，以及查閱之程度、時間、地點和條件。除非公司法賦權或經董事決議案批准，否則非身為董事之公司股東無權查閱任何公司紀錄、文件或名冊/登記冊。

25. 分配

25.1 在不違反公司法規定的情況下，若本公司董事有合理理據信納本公司在緊隨分配之後仍能符合本公司的資產價值超過公司的負債，而本公司能夠支付其到期債務，則可通過董事決議案批准公司按其認為合適之時間和數目向其認為合適之任何股東進行分配。

25.2 董事可在建議進行分配之前從本公司之利潤撥出其認為合適之部份作為盈餘準備，並可酌情把盈餘準備用於本公司業務或投資於其不時認為合適之投資項目上。

25.3 假如多名人士登記為任何股份之聯名持有人，他們當中任何一人可就股份任何分配或其他應付款項發出有效之收據。

25.4 各股東必須獲發按本文規定方式發出之分配通知，而宣派後三年仍未領取之分配可被董事為本公司利益著想而沒收。

25.5 分配不附帶利息。

26. 帳目及審計

26.1 董事可不時決定有關本公司事務之賬冊的方式予以備存。該賬冊應保存在本公司之註冊辦事處，或備存於董事認為合適的其他地方，並須隨時應董事之要求作出查閱。

26.2 董事可通過董事決議案，要求由其按不時同意的酬金以委任核數師查核本公司帳目。

26.3 核數師可以是本公司股東，但本公司之董事或高級職員不得於其在任時擔任核數師。

26.4 本公司各核數師有權隨時查閱本公司帳冊，並有權要求本公司高級職員提供所需資料和解釋，以盡其查核責任。

26.5 核數師報告應附加於本公司帳目，而核數師有權接收通知及出席任何呈遞本公司經審計損益帳和/或資產負債表之會議。

21.3 因無心之失而未能向某董事發出會議通知，或董事收不到通知不會使會議無效。

21.4 若會議開始時有不少於三分之一董事（最少二人）親自或派候補人出席，則就一切目的而言將正式組成董事會議。

21.5 任何董事若為法人團體可委任任何人作為其正式授權之代表，以出席會議及履行董事之業務。

21.6 假如會議預定開會時間半小時內出席人數仍未達法定人數，則會議將予解散。

21.7 董事局或董事委員會任何一名或多名股東可透過電話會議或使用類似通訊設備參與董事局或董事委員會會議，只要參與會議之所有人士都能即時互相溝通，則參與以類似方式進行之會議將構成已親自出席會議。

21.8 董事可選出會議主席並決定其任期。如未能選出董事會主席，或在任何會議預定開會時間主席未能出席，出席董事可互選推舉該會議之主席。如董事因任何原故未能選出主席，則出席會議之最資深董事將以主席身分主持會議。

21.9 董事於任何會議上產生之問題，應由過半數投票結果解決。若票數在平等的情況下，董事會主席須有第二票或決定票。

21.10 經大多數當時有權獲發董事會議或董事委員會會議通知之董事批准，並以書面決議方式，將有如在正確召開及舉行（但不需任何通知）之董事會議或董事委員會會議上通過之決議案一樣有效。

21.11 倘本公司只有一名董事，董事會議於上述的規定並不適用，但該名唯一董事應有全權就一切事情代表公司行事，而且可就一切需要董事決議案批准之事務簽署摘要書代替會議紀錄，而該摘要書將就一切目的而言，足以構成有關決議案之足夠證據。

22. 賠償

22.1 根據公司法之規定，並在沒有欺詐或故意違反的情況下，本公司可就下列人士涉及之法律、行政或調查程序之相關裁決、罰款、和解需付款項以及當中需合理支付之一切費用（包括法律費用）作出賠償：

(a) 某人因其正在或曾經擔任本公司當時之董事、代理、公司秘書、或其他高級職員而涉及或曾涉及或即將涉及任何即將審理、待審或審結之民事、刑事、行政或調查程序；或

(b) 按本公司要求，正在或曾經為另一公司或合伙企業、合資企業、信託或其他企業擔任當時之董事、代理、公司秘書、或其他高級職員，或正在或曾經以任何其他身分為該些機構行事。

22.2 董事可就任何其他本公司之董事及高級職員的利益，代表本公司購買及維護保險，以保障該等人士因法規之德治而負上任何疏忽、違約、失職或違反誠信的責任。

23. 鋼印、及簽立合同和契約

23.1 董事必須安全保管公司鋼印，除了根據細則簽發股票之外，否則在任何文書上加蓋鋼印必須由本公司董事或高級職員或董事不時授權之任何其他人士見證。

18.5 董事以買方或賣方或其他身分與本公司訂立合約，對其董事資格不構成影響，而任何該些由或代表本公司訂立，董事從中以任何方式享有權益之合約或安排也不會被視為無效，且任何訂立合約或享有權益之董事也無責任因其董事身分或所建立之受信關係就該些合約或安排之利潤向公司作出交代，但前提是本公司董事必須在其知悉其就本公司已經或將進行之交易中享有權益後，即時向董事局披露。對於本條細則的目的而言：

(a) 在下列情況，本公司董事不須作出披露：

(i) 該交易或擬作之交易雙方為董事與本公司；及

(ii) 該交易或擬作之交易乃或將在公司一般業務運作過程中按慣常之條款及條件進行。

(b) 向董事局表示某董事為另一公司或其他人士之股東、董事、高級職員或受託人，而且董事將被視為就任何在記錄或披露日期後可能與該公司或人士進行之交易享有權益，便足以被視為已披露該交易。

(c) 在不違反公司法第 125(1)條規定的情況下，董事未能遵守此項細則條款將不會影響董事或本公司進行的交易之有效性。

18.6 董事對本公司已訂立或將訂立之交易存在利益關係，他仍可:

(a) 就有關之交易事項作出投票；

(b) 出席有關商討該交易的董事會議，包括董事出席會議之法定人數之目的；及

(c) 代表本公司簽署文件，或其作為董事應有之身分就有關該交易行事。

19. 董事之權力

19.1 本公司業務由董事管理，董事可支付一切組織註冊公司之費用，並可行使一切除依公司法或本細則或大綱規定隸屬於本公司股東之管理、指引和監督公司事務之權力，但前提是必須符合本細則授權和公司法許可之任何權力轉授以及股東決議案所列之規定，但股東決議案所列之規定如與本細則有衝突或使董事之前所作本屬有效之行動變成無效，將不得作準。

19.2 董事局可按其認為合適之條款、條件與限制，把其行使之權力交託賦予任何董事或高級職員，該些交託賦予之權力可一同與或豁除董事局之權力行使，而且董事局可不時撤銷、撤回、變更或更改一切或任何該些權力。在不違反公司法第 110 條規定的情況下，董事可在其認為合適時向由一或多名董事組成之委員會轉授其任何權力，按此組成之任何委員會在行使該些權力時必須遵守任何董事或公司法條文可能規定之規則。

19.3 倘董事賦予董事委員權力，他們仍然要對委員的一切行使權力負責，除非他們有合理理由相信，在該權力行使前，該委員已符合按照公司法對董事的職責。

19.4 董事可不時以授權書按其認為合適之期限和條件委任任何公司、商行或人士或團體為公司之受權人，為其認為合適之目的授予合適之權力、權限和酌情權（不得逾越董事根據本細則獲賦予或可行使之權力）。

14. 董事

14.1 首任董事須由公司註冊代理人委任，其後則由董事決議或股東決議作委任及罷免。公司法第 114(2)及 114(3)將不適用於本公司。

14.2 在不違反任何後續修訂變更的情況下，董事人數不得少於一人，並不設最多董事人數。

14.3 任何人不得獲委任為董事，除非他以書面形式同意作為董事。

14.4 各董事將留任直至：

(a) 根據公司法第 111 條，他被取消擔任董事的資格; 另根據公司法第 115(2)條，即使他不辭職都會被自動終止董事資格；

(b) 去世；

(c) 辭職；或

(d) 被其餘董事或股東通過決議案免職為止。

14.5 董事不一定要有資格股，但仍有權出席任何董事及股東之會議和本公司任何類別股份持有人召開之任何其他會議，並在會上發言。

14.6 董事可通過決議案就董事以任何身分向本公司提供或將會提供之服務釐定董事薪酬。董事也可在董事決議或股東決議批准的情況下，獲支付往返出席董事或董事委員會會議或股東會議或與本公司業務有關之一切合理車馬費、酒店和其他費用。

15. 取消董事資格

獲委任之董事在以下情況會被取消資格：

(a) 未滿十八歲的人士；

(b) 於 2003 年破產法第 260(4)條中所指之喪失資格的人；

(c) 於 2003 年破產法第 409 條中所指之受限制的人；或

(d) 未獲解除破產的人。

16. 候補董事

16.1 任何董事可以書面委託另一董事或其他人，代替其無法親自出席的任何董事會議，而此替代者須根據公司法第 111 條中所指為合資格獲委任董事的人，而候補董事可隨時被該董事以書面形式撤銷委任。各候補董事有權就委任其作為候補董事未能親自出席之會議獲發董事會議通知，以董事身分出席有關會議並在會上投票，而且具備並有權行使作出委任的該董事之一切權力、權利、職務和權限，以及代替該董事簽署其未能簽署之董事決議。各候補董事將被視為公司之高級職員，而不會被視為作出委任的該董事之代理人。除非另有說明有關委任候補董事之安排，否則若向董事發出通知而造成不當之延遲或困難，而該通知乃根據此細則尋求有關董事通過決議案批准某事項，則該董事之候補人（如有）有權代表該董事就有關決議案示意批准。

8. **贖回及購買本身之股份**

根據股東之書面同意，董事可代表公司按其認為合適之任何代價購買、贖回或以其他方式取得公司本身之任何股份，並取消或持有該些股份作為庫存股份，也可購買或以其他方式取得股份以交換公司新發行股份。

9. **股東會議通知**

9.1 董事可在其認為有需要或合適之時間、方式及地點（於英屬維爾京群島境內或境外），召開公司股東會議，他們須在有權就會議事項行使最少百分之三十投票權之股東提交書面要求後召開會議。

9.2 會議通知要列明會議地點、日期、時間和就通過特別事務之大致性質，並最少在會議舉行之前七天按本文所述方式發送予通知發出當日名列公司股東名冊而且有權在會上投票之人士。

9.3 即使根據以上細則規定，在下述情況下違反會議通知相關規定之股東會議仍然有效：

(a) 持有會議所處理事務相關總投票權；或

(b) 有權按股份類別或系列投票之各類別或系列股東所投票數連同餘下票數之絕大多數票，

當中百分之九十之股東同意毋須發出會議通知，而因此股東出席會議即被視為其同意毋須發出會議通知（除非股東於會議中或之前以書面反對）。

9.4 董事因無心之失而未能向股東妥善發出會議通知，或股東收不到通知不會使會議無效。

10. **股東會議議事程序**

10.1 除非在開會時出席股東達到法定人數，否則會議不能處理事務。除另於細則內規定外，法定人數包括親自出席或派投票代表出席會議，達有權行使最少百分之五十各類別或系列有權作為某類別或系列表決股份之投票權，以及餘下賦權投票之股份之持股人達相同比例。如果公司只有一名股東，則該名唯一股東將完全有權就一切事情代表公司行事，而且可就一切需要股東決議案批准之事務簽署摘要書代替會議紀錄。

10.2 股東會被視為已出席會議，如果：

(a) 他或他的代表以電話或其他電子通訊方式參與會議；

(b) 所有參加會議的股東及代表都能夠聽到對方的言論。

10.3 若在預定開會時間半小時內出席人數仍未達法定人數，會議將會解散。

10.4 股東可親身或由代表來發言及投票。

10.5 在會上，出席股東得互選推舉主席（「**主席**」）。若股東因任何理由未能選出主席，出席會議並代表最多投票股份者將為會議主席，如沒有，則由會上最年長之個人股東擔任主席，如沒有，則親自或派投票代表出席會議之最年長股東將為會議主席。

5.4 如任何人的股份已被沒收，則就該沒收的股份而言，該人即停止作為股東，但即使有此項規定，在沒收股份當日其就該股份應繳付予公司的一切款項，仍須由其負責繳付，但倘若並且當公司已全數收取有關該股份的一切該等款項時，該人的付款責任即告終止。

5.5 任何法定聲明書，如述明聲明人是公司的董事，並述明某股份於聲明書所述的日期已被妥為沒收或交回或出售以履行公司的留置權，則相對於所有聲稱享有該股份的人而言，即為該聲明書內所述事實的確證。公司可收取由售賣或處置該股份所獲給予的代價（如有），並可簽立一份股份轉讓書，該轉讓書的受惠人是獲得所售賣或處置的股份之人士，而該人須隨即被登記為股份持有人，該人士對如何運用有關股份的買款（如有）無須理會，而其對該股份的所有權，不得因有關沒收、售賣或處置股份的程序有任何不規則或可使失效之處而受到影響。

5.6 任何股份被沒收後，必須在股東登記冊上記錄沒收之事項和日期，而已沒收的股份被出售或以其他方式被處置後，便要記錄有關出售或處置的方式和日期。

5.7 本細則中關於沒收的條文，均適用於根據股份發行條款所定之時間到期應繳付，而沒有繳付的任何款項，不論是作為股份的面值或溢價，猶如該款項已憑藉一項妥為作出及通知的催繳股款而應繳付一樣。

6. 股份轉讓

6.1 轉讓公司記名股份需要一份經轉讓人簽署並列明受讓人姓名/名稱和地址之轉讓文書。假如登記成為股份持有人對受讓人構成需要向公司承擔之責任，則受讓人也要簽署轉讓文書。記名股份轉讓文書必須送交本公司以作登記。董事可能決議拒絕或延遲股份轉讓登記，原因必須在決議案上列明。

6.2 在不違反大綱、細則和公司法第 54(5)條的情況下，除非董事決議拒絕或延遲股份轉讓登記，原因必須在決議案上列明，否則公司必須在收到轉讓文書後把受讓人之姓名/名稱納入公司之股東名冊。倘董事通過此決議，本公司須通知轉讓人和受讓人有關拒絕或延誤的安排。儘管此大綱或細則中所載，董事不得拒絕登記任何股份轉讓，也不得暫停登記有關轉讓，假若該轉讓為：

(a) 任何抵押權或質押，該權益已於本公司股東名冊中註明；

(b) 根據抵押品可銷售的能力作出抵押及質押；或

(c) 按照相關抵押品文件的條款，作任何該等抵押及質押。

6.3 轉讓股份之生效日期為股份受讓方之姓名/名稱已被納入本公司股東名冊內當天起計。

英屬維爾京群島

英屬維爾京群島二零零四年商業公司法

EZGO IoT Tech & Services Co., Ltd.
易电行物联网技术及服务有限公司

之

公司組織章程細則

1. **釋義**

在本組織章程細則（「**細則**」）內提及公司法，即指《英屬維爾京群島二零零四年商業公司法》。下列細則為公司細則。於公司法有界定意義之字詞在本細則內將具有相同意義；除非文義另有規定，否則單數字詞將包括眾數意義，相反亦然，陽性字詞將包括陰性和中性意義，而提及人士，即包括公司和所有具備法律存在地位之法律實體。

2. **股票**

2.1 每位人士其姓名/名稱載於本公司股東名冊上為記名股份持有人，並將有權於下列情況下，免費獲得一張股票（除另有註明外）：

(a) 向有關股東發行該等股份；

(b) 向有關股東轉讓該等股份；

(c) 由於先前發出的證書未能正確描述該等股份，需要重新指定或轉換該等受影響的股份；及

(d) 若收到有關本公司股東變更名稱之通知，董事有權收取合理費用。

2.2 該股票將由本公司董事簽署或已加蓋公司鋼印，但可能不包括本公司董事或高級職員簽署，列明股東所持有之股份及股份面值（如有），但本公司不一定要就由多人聯名持有之股份發出超過一張股票，而且把一張股票送交其中一名聯名持有人已足以表示已把股票送交全部持有人。

2.3 股票如有損壞或遺失，若得到任何受抵押人之書面同意，其抵押權或質押其權益已於本公司之股東名冊中展示，本公司可在有關人士出示已損壞股票或股票已遺失之足夠證據，並作出董事認為合理要求之賠償後，更換有關股票。收取股票之任何股東，必須就持有有關股票人士不正當或欺詐使用股票，或作出不正當或欺詐陳述，而導致本公司或本公司高級職員蒙受之損失或責任作出賠償，並確保本公司或本公司高級職員不受損害。

5.2 在不限制於前述規定的前提下，本公司有權做以下事項：

(a) 就本公司未發行之股份及庫存股份，授出購股權；

(b) 發行可轉換為股份的證券；

(c) 就有關本公司的股份作出收購，向任何人提供財務資助；

(d) 發行每類別之債務責任及授出選擇權，認購權証及購買債務責任之權利；

(e) 保證任何人的責任或義務，並確保履行其任何資產的抵押，質押或其他押記之任何義務；或

(f) 在董事酌情的決定下為本公司，其債權人及其股東的利益，及任何人與本公司有直接或間接的利益，保護本公司的資產。

6. 公司業務之限制

就公司法第 9(4)條目的而言，公司無權：

(a) 任何從事銀行或信託業務，除非已根據《一九九零年銀行信託公司法》獲發執照；

(b) 從事保險或再保險、保險代理或保險經紀業務，除非已根據授權從事保險事業之成文法則獲發執照；

(c) 從事公司管理業務，除非已根據《一九九零年公司管理法》獲發執照；

(d) 為英屬維爾京群島公司提供註冊辦事處或註冊代理人服務；或

(e) 在沒有合適執照的情況下，從事《二零一零年證券及投資業務法》規定之執照准許活動。

7. 法定股份

7.1 本公司有權發行最多 50,000 股單一類別股份，每股面值一美元。

7.2 本公司股份必須以美國貨幣發行。

8. 股份賦予之權利

本公司每股股份賦予股份持有人以下權利：

(a) 在本公司任何股東決議案投一票之權利；

(b) 根據公司法平均分享公司任何股息之權利；及

(c) 平均分享公司盈餘資產分配之權利。

9. 只容許記名股份

公司只可發行記名股份，無權發行不記名股份。記名股份不得交換或轉換為不記名股份。